EX 99.28(d)(40)

Amendment to
Investment Advisory and Management Agreement between
Curian Variable Series Trust and Curian Capital, LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Curian Capital, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated December 19, 2011 (“Agreement”), whereby the Adviser agreed to serve as the investment adviser and business manager for the Funds of the Trust.

Whereas, the parties have agreed to amend Schedule A and Schedule B of the Agreement to add the following new Funds (“New Funds”) and to amend the names of the following Funds (“Fund Name Changes”), and to add each New Fund’s respective fee schedule:

New Funds (effective April 29, 2013)

1)	Curian Guidance – Interest Rate Opportunities Fund;
2)	Curian Guidance – Multi-Strategy Income Fund;
3)	Curian Guidance – Growth Fund;
4)	Curian Guidance – Institutional Alt 100 Conservative Fund;
5)	Curian Guidance – Institutional Alt 100 Growth Fund;
6)	Curian Guidance – International Opportunities Conservative Fund;
7)	Curian Guidance – International Opportunities Moderate Fund;
8)	Curian Guidance – International Opportunities Growth Fund;
9)	Curian Guidance – Real Assets Fund;
10)	Curian/Aberdeen Latin America Fund;
11)	Curian/Ashmore Emerging Market Small Cap Equity Fund;
12)	Curian/Baring International Fixed Income Fund;
13)	Curian/BlackRock Global Long Short Credit Fund;
14)	Curian/Eaton Vance Global Macro Absolute Return Advantage Fund;
15)	Curian/Lazard International Strategic Equity Fund;
16)	Curian Long Short Credit Fund;
17)	Curian/Schroder Emerging Europe Fund;
18)	Curian/UBS Global Long Short Income Opportunities Fund; and
19)	Curian/Urdang International REIT Fund.

Fund Name Changes (effective April 29, 2013)

1)	From: Curian Guidance – Maximize Income Fund
To: Curian Guidance – Conservative Fund;
2)	From: Curian Guidance – Balanced Income Fund
To: Curian Guidance – Moderate Fund;
3)	From: Curian Guidance – Rising Income Fund
To: Curian Guidance – Equity Income Fund;
4)	From: Curian Guidance – Institutional Alt 100 Fund
To: Curian Guidance – Institutional Alt 100 Moderate Fund; and
5)	From: Curian Dynamic Risk Advantage – Aggressive Fund
To: Curian Dynamic Risk Advantage – Growth Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of February 12, 2013, effective as of April 29, 2013. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Variable Series Trust		Curian Capital, LLC

By:	/s/ Emily J. Eibergen	By:	/s/ Michael A. Bell
Name:	Emily J. Eibergen	Name:	Michael A. Bell
Title:	Assistant Secretary	Title:	President and Chief Executive Officer

Schedule A
Dated: April 29, 2013
 (List of Funds)

Funds
Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Conservative Fund
Curian Guidance – Institutional Alt 100 Moderate Fund
Curian Guidance – Institutional Alt 100 Growth Fund
Curian Guidance – International Opportunities Conservative Fund
Curian Guidance – International Opportunities Moderate Fund
Curian Guidance – International Opportunities Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian Guidance – Real Assets Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/DFA U.S. Micro Cap Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund

A-1

Curian/UBS Global Long Short Income Opportunities Fund
Curian/Urdang International REIT Fund
Curian/Van Eck International Gold Fund

A-2

Schedule B
Dated: April 29, 2013
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian Guidance – Interest Rate Opportunities Fund	All Assets	.20%
Curian Guidance – Multi-Strategy Income Fund	All Assets	.20%
Curian Guidance – Equity Income Fund	All Assets	.20%
Curian Guidance – Conservative Fund	All Assets	.20%
Curian Guidance – Moderate Fund	All Assets	.20%
Curian Guidance – Growth Fund	All Assets	.20%
Curian Guidance – Moderate Growth Fund	All Assets	.20%
Curian Guidance – Maximum Growth Fund	All Assets	.20%
Curian Guidance – Tactical Moderate Growth Fund	All Assets	.20%
Curian Guidance – Tactical Maximum Growth Fund	All Assets	.20%
Curian Guidance – Institutional Alt 65 Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Conservative Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Moderate Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Growth Fund	All Assets	.20%
Curian Guidance – International Opportunities Conservative Fund	All Assets	.20%
Curian Guidance – International Opportunities Moderate Fund	All Assets	.20%
Curian Guidance – International Opportunities Growth Fund	All Assets	.20%
Curian Guidance – Equity 100 Fund	All Assets	.20%
Curian Guidance – Fixed Income 100 Fund	All Assets	.20%
Curian Tactical Advantage 35 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 60 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 75 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Dynamic Risk Advantage – Diversified Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Dynamic Risk Advantage – Growth Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Dynamic Risk Advantage – Income Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Guidance – Real Assets Fund	All Assets	.20%
Curian/Aberdeen Latin America Fund	$0 to $1 billion Over $1 billion	1.35% 1.30%
Curian/American Funds® Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/AQR Risk Parity Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Ashmore Emerging Market Small Cap Equity Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
Curian/Baring International Fixed Income Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/BlackRock Global Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian/DFA U.S. Micro Cap Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Epoch Global Shareholder Yield Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/FAMCO Covered Call Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/Franklin Templeton Frontier Markets Fund	$0 to $1 billion Over $1 billion	1.40% 1.35%
Curian/Franklin Templeton Natural Resources Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Invesco Balanced-Risk Commodities Strategy Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian/Lazard International Strategic Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Neuberger Berman Currency Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/Nicholas Convertible Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/PIMCO Credit Income Fund	$0 to $1 billion Over $1 billion	.50% .45%
Curian/PineBridge Merger Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Schroder Emerging Europe Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
Curian/The Boston Company Equity Income Fund	$0 to $1 billion Over $1 billion	.55% .50%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	$0 to $1 billion Over $1 billion	.90% .85%
Curian/UBS Global Long Short Income Opportunities Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Urdang International REIT Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Van Eck International Gold Fund	$0 to $1 billion Over $1 billion	.80% .75%

B-2